SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 15, 2003
                                                           -------------

                                AMREP CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)


          Oklahoma                     1-4702                     59-0936128
-------------------------------     ------------             -------------------
(State or other jurisdiction of     (Commission                 (IRS Employer
incorporation or organization)      File Number)             Identification No.)


                 641 Lexington Avenue, New York, New York 10022
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (212) 705-4700
                                                           --------------

                                 Not Applicable
                       -----------------------------------
                       (Former Name or Former Address, if
                           Changed Since Last Report)

The  undersigned   Registrant  hereby  amends  the  following  items:  Financial
Statements and Exhibits of their Form 8-K dated April 15, 2003, as set forth in the pages attached hereto.

Item 7 of the Current Report on Form 8-K dated April 15, 2003 filed by AMREP Corporation is hereby amended to read in its entirety as follows:

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a) Financial statements of Business Acquired:

           Financial Statements and Independent Auditor's Report on the financial statements of the Subscription Fulfillment Business of Electronic Data Systems Corporation as of December 31, 2002 and 2001 and for each of the three years in the period ending December 31, 2002

       (b) Pro Forma Financial Information:

           Unaudited Pro Forma Consolidated balance sheet as of January 31, 2003

           Unaudited Pro Forma consolidated statements of income for the fiscal year ended April 30, 2002 and for the nine month period ended January 31, 2003

           Notes to unaudited Pro Forma financial statements

       (c) The following Exhibits are filed with this Report:

           Exhibit No.                         Exhibit
           ----------                          -------

              10.1 Asset Purchase Agreement dated as of March 31, 2003 by and among Kable Fulfillment Services, Inc. and Electronic Data Systems Corporation, EDS Information Services LLC and EDS Resource Management Corporation *

              10.2 Amendment to Loan Agreement dated as of March 31, 2003 by and among Kable News Company, Inc., Kable Fulfillment Services of Ohio, Inc., Kable Distribution Services, Inc. and Kable Fulfillment Services, Inc., and U.S. Bank National Association *

              23.1        Consent of McGladrey & Pullen LLP

           ------------

           * Previously filed.

                                    Signature

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         AMREP Corporation

  Date:  July 18, 2003                                   By: /s/ Peter M. Pizza
                                                         -----------------------
                                                         Peter M. Pizza
                                                         Vice President and
                                                         Chief Financial Officer

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
AMREP Corporation
New York, New York

We have audited the accompanying special purpose statements of assets acquired and liabilities assumed of the Subscription Fulfillment Business, a division of Electronic Data Systems Corporation located in Louisville, Colorado (not a legal entity, see Note 1) (the Business) as of December 31, 2002 and 2001, and the related statements of revenues and direct operating expenses and certain cash flows for the years ended December 31, 2002, 2001, and 2000. These financial statements are the responsibility of the management of the Subscription Fulfillment Business. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, these special purpose financial statements are prepared to reflect the assets acquired and liabilities assumed by AMREP Corporation in its acquisition of the Business, as well as the Business' revenues and direct operating expenses and cash flows. The special purpose financial statements are not intended to be a complete presentation of Electronic Data Systems Corporation's assets and liabilities or results of its operations, and accordingly, these special purpose financial statements are not intended to be a presentation in accordance with generally accepted accounting principles.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the Subscription Fulfillment Business of Electronic Data Systems Corporation as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years ended December 31, 2002, 2001, and 2000 in conformity with the basis of accounting described in
Note 1.


/s/ McGladrey & Pullen, LLP
---------------------------

Davenport, Iowa
June 13, 2003

                        SUBSCRIPTION FULFILLMENT BUSINESS
                     OF ELECTRONIC DATA SYSTEMS CORPORATION

              STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
                           December 31, 2002 and 2001
                                 (In Thousands)

                                      Assets                                  2002      2001
----------------------------------------------------------------------------------------------
Current Assets:
  Cash ...................................................................   $   127   $    33
  Accounts receivable, less allowance for doubtful accounts ..............    18,629    32,020
    2002 $995; 2001 $897
  Prepaid expenses and other .............................................     2,345     1,851
                                                                             -----------------
        Total current assets .............................................    21,101    33,904
                                                                             -----------------

Long-Term Assets:
  Property and equipment, at historical cost, net of accumulated
    depreciation and amortization ........................................     2,866     5,575
  Intangibles ............................................................        --    33,900
                                                                             -----------------
        Total long-term assets ...........................................     2,866    39,475
                                                                             -----------------

        Total assets .....................................................   $23,967   $73,379
                                                                             =================

        Liabilities and Excess of Assets Acquired Over Liabilities Assumed
----------------------------------------------------------------------------------------------
Current Liabilities:
  Accounts payable and accrued expenses ..................................   $ 2,530   $ 3,980
  Customer postage deposits ..............................................     6,291     8,370
                                                                             -----------------
        Total current liabilities ........................................     8,821    12,350
                                                                             -----------------

Excess of assets acquired over liabilities assumed .......................    15,146    61,029
                                                                             -----------------
                                                                             $23,967   $73,379
                                                                             =================

The accompanying notes to the financial statements are an integral part of these statements.

                        SUBSCRIPTION FULFILLMENT BUSINESS
                     OF ELECTRONIC DATA SYSTEMS CORPORATION

              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                  Years Ended December 31, 2002, 2001, and 2000
                                 (In Thousands)

                                                      2002         2001       2000
-------------------------------------------------------------------------------------
Revenues .......................................   $ 123,711    $ 172,352   $ 192,054
                                                   ----------------------------------

Cost and Expenses:
  Operating expenses ...........................     106,537      145,311     160,812
  General and administrative ...................       9,723        9,936      12,336
  Amortization expense .........................       5,400        7,300       7,300
  Impairment of intangibles ....................      28,500           --          --
                                                   ----------------------------------
                                                     150,160      162,547     180,448
                                                   ----------------------------------
        Excess (deficiency) of revenues over
        direct operating expenses ..............   $ (26,449)   $   9,805   $  11,606
                                                   ==================================

The accompanying notes to the financial statements are an integral part of these statements.

                        SUBSCRIPTION FULFILLMENT BUSINESS
                     OF ELECTRONIC DATA SYSTEMS CORPORATION

         STATEMENTS OF CERTAIN CASH FLOWS Years Ended December 31, 2002,
                                 2001, and 2000
                                 (In Thousands)

                                                                2002         2001       2000
----------------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
  Excess (deficiency) of revenues over direct operating
    expenses ..............................................   $(26,449)   $  9,805    $ 11,606
  Adjustments to reconcile net excess (deficiency) of
    revenues over direct operating expenses to  net cash
    provided by operating activities:
    Depreciation ..........................................      2,447       2,921       5,410
    Loss on disposal of property and equipment, including
      restructuring charges ...............................        245       1,037         251
    Amortization of intangibles ...........................      5,400       7,300       7,300
    Impairment of intangibles .............................     28,500          --          --
  Changes in assets and liabilities:
    Receivables ...........................................     13,391       7,837      (2,655)
    Prepaid and other assets ..............................       (494)       (175)      1,641
    Accounts payable and accrued expenses .................     (1,450)        131      (2,731)
    Customer postage deposits .............................     (2,079)       (290)       (558)
                                                               -------------------------------
        Net cash provided by operating activities .........     19,511      28,566      20,264
                                                               -------------------------------

Cash Flows from Investing Activities:
  Proceeds from sale of property and equipment ............         50          37          --
  Purchase of property and equipment ......................        (33)       (711)     (1,081)
                                                               -------------------------------
        Net cash provided by (used in) investing activities         17        (674)     (1,081)
                                                               -------------------------------

Cash Flows used in Financing Activities,
  transfers to parent company, net ........................    (19,434)    (27,864)    (19,178)
                                                               -------------------------------

        Increase in cash ..................................         94          28           5

Cash, beginning of year ...................................         33           5          --
                                                              --------------------------------
Cash, end of year .........................................   $    127    $     33    $      5
                                                              ================================

The accompanying notes to financial statements are an integral part of these statements.

                        SUBSCRIPTION FULFILLMENT BUSINESS
                     OF ELECTRONIC DATA SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)



NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

a.  Nature of Business:

The Subscription Fulfillment Business (the "Business") of Electronic Data Systems Corporation (the "Parent") provides magazine subscription fulfillment and related activities, including list services, data base management, and lettershop activities for various publishers, trade and membership organizations, and others. In the magazine subscription fulfillment services operation, the Business processes new orders, receives and accounts for payments, prepares and sends to publisher's printers labels or tapes containing mailing information for each issue, handles subscriber telephone inquiries and correspondence, prepares and mails renewal and statement notifications, and maintains subscriber lists.

b.  Basis of Presentation:

The accompanying statements of assets acquired and liabilities assumed as of December 31, 2002 and 2001 and the related statements of revenue and direct operating expenses and certain cash flows for each of the years in the three year period ended December 31, 2002 have been prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission.

The Business was acquired by a subsidiary of AMREP Corporation on April 15, 2003. The financial statements represent the acquired assets and liabilities as specified in the Asset Purchase Agreement dated March 31, 2003 plus accounts receivable, accounts payable and accrued expenses and associated revenues, direct expenses, and certain cash flows of the Business, for all periods presented. Even though the purchase agreement excluded the accounts receivable and current liabilities other than customer deposits, they are being included in order to be more reflective of the actual business acquired.

The statements of revenues and direct operating expenses and certain cash flows include only those revenues and operating expenses directly related to the Business. As more fully explained in Note 4, various non-direct expense allocations have been excluded. Therefore, the financial information included herein may not necessarily reflect the results of operations, financial position, and cash flows that would have resulted had the Business been a separate, stand-alone entity during the periods presented. The overall financial statement presentation is not intended to be a complete presentation in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP); however, all amounts have been determined in accordance with U.S. GAAP using the significant accounting policies of the parent.

c.  Accounting Estimates:

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d.  Revenue Recognition:

Revenues from subscription fulfillment activities represent fees earned from the maintenance of computer files for customers, which are billed and earned monthly, and other fulfillment activities, all of which are billed and earned as the services are provided.

e.  Customer Postage Reimbursement:

The Business reflects billings related to reimbursed postage expenses in revenue. Billings related to reimbursed postage expense were approximately $41,218, $58,944 and $65,101 for the years ended December 31, 2002, 2001 and
2000, respectively.

f.  Accounts Receivable:

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on an annual basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivables are written off when deemed uncollectible. Recoveries of accounts receivables previously written off are recorded when received. The provision (recovery) for bad debts was approximately $960, $(96), and $1,092 for the years ended December 1, 2002, 2001, and 2000, respectively.

A receivable is considered to be past due if any portion of the receivable balance is past due according to the customer's agreed upon terms. The customers' sales terms vary from one customer to another. The Business charges interest on trade receivables only under certain conditions.

g.  Property and Equipment:

Property and equipment is recorded at cost. Depreciation is calculated under the straight-line method over the estimated useful lives which range from 3 to 7 years.

h.  Intangible Assets:

Intangibles consisted of acquired customer lists and are amortized by the straight-line method over nine years, subject to review for impairment each year based on undiscounted cash flows estimated to be generated by these lists.

i.  Long-Lived Assets:

Long-lived assets and intangibles are evaluated when indicators of impairment are present. Provisions for possible losses are recorded when undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

j.  Net Assets:

The Business participates in the Parent's cash management system. Under the system, all cash generated by the Business is transferred to the Parent and all cash requirements of the Business are funded by the Parent. These transfers of funds are reflected in the net asset balance.

k.  Income Taxes:

The Business represents a business unit of the Parent and as such does not file separate income tax returns. All income taxes are reflected at the parent level and not allocated to the Business.

NOTE 2.  PROPERTY AND EQUIPMENT

A summary of property and equipment is as follows (in thousands):

                                                             December 31,
                                                     ---------------------------
                                                        2002              2001
                                                     ---------------------------

Land improvements ..........................         $    267          $    267
Buildings improvements .....................            1,034               821
Equipment ..................................           11,639            12,548
Other, primarily software ..................           10,505            11,012
                                                     --------------------------
                                                       23,445            24,648
Less accumulated depreciation ..............          (20,579)          (19,073)
                                                     --------------------------
                                                     $  2,866          $  5,575
                                                     ==========================


NOTE 3.  INTANGIBLE ASSETS

During the year ended December 31, 2002, based upon the Parent's decision to sell the Business, it had been determined that the intangible assets had been impaired resulting in an impairment charge of $28,500. The total accumulated amortization at December 31, 2001 was $31,600.

NOTE 4.  RELATED PARTY TRANSACTIONS

The  Business  has  utilized  various  services  provided by the  Parent.  These services included, among others, certain investor relations, executive, human resources, legal, finance, information management, tax preparation and treasury. Many of these indirect services are included as corporate overhead and have not been allocated to the Business. Allocated charges for direct expenses that are included in the financial statements are operating expenses of $19,035, $23,384 and $22,614 for the years ended December 31, 2002, 2001 and 2000, respectively.

Because all indirect Parent overhead expenses have not been allocated to the Business, the financial information included herein may not necessarily reflect the results of operations, financial position, and cash flows in the future or what they would have been had it been a separate, stand-alone entity during the periods presented.

The Business utilizes a facility that is subject to a lease between the Parent and the lessor. Total rent expense included in operating expense related to this facility was $3,106, $3,023 and $2,875 for the years ended December 31, 2002, 2001 and 2000, respectively. In connection with the purchase agreement, a new lease was signed (see Note 7).

NOTE 5.  RESTRUCTURING CHARGES

The Business relocated certain of its operations and closed various facilities. Operating expenses include $1,027 and $222 in the years ended December 31, 2001 and 2000, respectively, of losses related to the abandonment of equipment and leasehold improvements all of which had been incurred by December 31, 2001.

NOTE 6.  MAJOR CUSTOMERS

Net sales to major customers (in excess of 10% of net sales) for the years ended December 31, 2002, 2001 and 2000, along with the respective year-end accounts receivable balances, are as follows:

                                Revenues for the             Accounts Receivable
                             Year Ended December 31,           at December 31,
                         -------------------------------     -------------------
                            2002       2001       2002         2002       2001
                         -------------------------------     -------------------

Customer A .........     $    --     $11,114     $15,263     $    --     $ 1,640
Customer B .........       8,332       6,351       7,311       1,566       1,519


NOTE 7.  SUBSEQUENT EVENT

On April 15, 2003, the Parent sold the Business to Kable Fulfillment Services, Inc., a wholly-owned subsidiary of Kable News Company, Inc., a wholly-owned subsidiary of AMREP Corporation. The purchase price was approximately $10 million, adjusted by certain working capital components, and excluded the accounts receivable and current liabilities other than the customer deposits.

In connection with the purchase agreement, AMREP Corporation entered into a three year lease agreement which provides for monthly rental payments of $193 plus taxes, maintenance, and insurance costs.

                                AMREP CORPORATION

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma financial statements presented on the following pages are based on the historical financial statements of AMREP Corporation (the Parent) and reflect the pro forma effects of the acquisition of the Subscription Fulfillment Business (the "Business") of Electronic Data Systems Corporation. The acquisition was accounted for under the purchase method.

For purposes of the pro forma statements, the purchase price of the assets of the Business has been allocated to the acquired net assets based on information currently available with regard to the values of such net assets. Pro forma adjustments have been made only for those assets and liabilities, which based solely on preliminary estimates, may have fair values significantly different from historical amounts. As such, final adjustments to recorded amounts may differ significantly from the pro forma adjustments presented herein.

The unaudited pro forma balance sheet as of January 31, 2003 and statements of income for the year ended April 30, 2002 and the nine months ended January 31, 2003 were prepared as if the acquisition had occurred as of the beginning of the respective periods for the purposes of the statements of income and as if such acquisition had occurred at the end of the period for purposes of the consolidated balance sheet.

These pro forma financial statements are not necessarily indicative of the results of operations that might have occurred had the acquisition taken place at the beginning of the period, or to project the Parent's results of operations at any future date or for any future period. The pro forma statements should be read in connection with the notes thereto. Because of significant lost accounts of the Business that ocurred prior to the acquisition, it is anticipated that the revenues from the acquired Business for the year ended April 30, 2004 will be substantially reduced from historical levels.

                                AMREP CORPORATION

                        UNAUDITED PRO FORMA BALANCE SHEET
                      (In Thousands, except per share data)

                                               Amrep       Subscription
                                         Corporation and    Fulfillment
                                           Subsidiaries       Business      Pro Forma      Adjusted Pro
                                              1/31/03         12/31/02     Adjustments         Forma
-------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents ................   $  16,688       $     127     $    (127) (a)    $  16,688
Receivables, net:
  Real estate operations .................       5,898              --            --             5,898
  Magazine circulation operations ........      32,524          18,629 (i)        --            51,153
Real estate inventory ....................      63,434              --            --            63,434
Property, plant and equipment, at
  cost, net of accumulated depreciation
  and amortization of $15,895 as of
  January 31, 2003 and $20,579 as of
  December 31, 2002 ......................       9,680           2,866         4,620  (a)       17,166
Assets held-for-sale, net ................       5,984              --            --             5,984
Prepaid and other assets .................       9,712           2,345         2,376  (a)       14,433
Excess of cost of subsidiary over net
  assets acquired ........................       5,191              --            --             5,191
                                             ---------------------------------------------------------
                                             $ 149,111       $  23,967     $   6,869         $ 179,947
                                             =========================================================

LIABILITIES AND SHAREHOLDERS'

EQUITY
Accounts payable .........................   $  24,362       $   2,530     $      --         $  26,892
Accrued expenses .........................       7,896              --            --             7,896
Customer postage deposits ................        --             6,291            --             6,291
Notes payable:
  Amounts due within one year ............       4,902              --            --             4,902
  Amounts subsequently due ...............       6,843              --        22,015  (b)(i)    28,858
                                             ---------------------------------------------------------
                                                11,745              --        22,015            33,760
  Taxes payable ..........................       2,265              --            --             2,265
  Deferred income taxes ..................       4,596              --            --             4,596
                                             ---------------------------------------------------------
                                                 50,864          8,821        22,015            81,700
                                             ---------------------------------------------------------

Commitments and contingencies

Shareholders' equity:
  Common stock, $.10 par value; shares
  authorized - 20,000,000; 7,406,704
  shares issued - as of 1/31/03 ..........         740              --            --               740
Capital contributed in excess of par value      44,982              --            --            44,982
Retained earnings ........................      58,234              --            --            58,234
Treasury stock, at cost; 826,092
  shares as of 1/31/03 ...................      (5,709)             --            --            (5,709)
Excess assets acquired over liabilities
  assumed ................................          --          15,146       (15,146) (c)           --
                                             ---------------------------------------------------------
                                                98,247          15,146       (15,146)           98,247
                                             ---------------------------------------------------------
                                             $ 149,111       $  23,967     $   6,869         $ 179,947
                                             =========================================================

See Notes to Unaudited Pro Forma Financial Statements.

                                AMREP CORPORATION

                    UNAUDITED PRO FORMA STATEMENTS OF INCOME
                            Year Ended April 30, 2002
                      (In Thousands, except per share data)

                                               Amrep       Subscription
                                         Corporation and    Fulfillment
                                           Subsidiaries       Business      Pro Forma      Adjusted Pro
                                              4/30/02         3/31/02      Adjustments         Forma
-------------------------------------------------------------------------------------------------------
Revenues:
  Magazine circulation operations ....      $  49,248        $ 158,791     $ (54,836) (h)    $ 153,203
  Real estate operations:
    Land sales .......................         30,228               --            --            30,228
    Home sales .......................            635               --            --               635
                                            ----------------------------------------------------------
                                               30,863               --            --            30,863
  Interest and other operations ......          3,294               --            --             3,294
                                            ----------------------------------------------------------
                                               83,405          158,791       (54,836)          187,360
                                            ----------------------------------------------------------
Costs and Expenses:
  Operating expenses:
    Magazine circulation operations ..      38,643             133,917        (1,424) (d)
                                                                             (54,836) (h)      116,300
    Real estate commissions and
     selling .........................         978                  --            --               978
    Other operations .................       2,635                  --            --             2,635
  Real estate cost of sales:
    Land sales .......................      22,894                  --            --            22,894
    Home sales .......................         704                  --            --               704
  General and administrative: ........
    Magazine circulation operations ..       6,914              10,284            --            17,198
    Real estate operations and
      corporate ......................       3,209                  --            --             3,209
  Amortization expense ...............          --               7,300        (7,300) (d)           --
  Interest, net ......................       1,265                  --         1,101  (f)        2,366
                                           -----------------------------------------------------------
                                            77,242             151,501       (62,459)          166,284
                                           -----------------------------------------------------------
        Income before
        income taxes .................       6,163               7,290         7,623            21,076

Provision for income taxes ...........       2,465                  --         5,667  (g)        8,132
                                         -------------------------------------------------------------
        Net income ...................   $   3,698           $   7,290     $   1,956         $  12,944
                                         =============================================================

Earnings per share, basic and diluted    $    0.56           $      --     $      --         $    1.97 (i)
                                         =============================================================

Weighted average number of common
  shares outstanding ................        6,574                  --            --             6,574
                                         =============================================================

See Notes to Unaudited Pro Forma Financial Statements.

                                AMREP CORPORATION

                    UNAUDITED PRO FORMA STATEMENTS OF INCOME
                       Nine Months Ended January 31, 2003
                      (In Thousands, except per share data)


                                               Amrep       Subscription
                                         Corporation and    Fulfillment
                                           Subsidiaries       Business      Pro Forma      Adjusted Pro
                                              1/31/03         12/31/02     Adjustments         Forma
-------------------------------------------------------------------------------------------------------
Revenues:
  Magazine circulation operations .....      $ 38,657        $ 90,542       $ (29,767) (h)    $ 99,432
  Real estate operations ..............        11,483              --              --           11,483
  Interest and other operations .......         3,064              --              --            3,064
                                            ----------------------------------------------------------
                                               53,204          90,542         (29,767)         113,979
                                            ----------------------------------------------------------

Costs and Expenses:
  Operating expenses:
    Magazine circulation operations ...        29,871          77,690            (712) (c)
                                                                              (29,767) (h)     77,082
    Real estate commissions and .......            --
      selling .........................           617              --              --             617
    Other operations ..................         1,888              --              --           1,888
  Real estate cost of sales ...........         5,134              --              --           5,134
  General and administrative: .........            --
    Magazine circulation operations ...         5,086           6,179              --          11,265
    Real estate operations and
      corporate .......................         2,290              --              --           2,290
    Amortization of customer list
      intangible ......................           --            3,600          (3,600) (d)         --
    Impairment of customer list
      intangible ......................           --           28,500         (28,500) (e)         --
  Interest and amortization, net ......          450               --             826  (f)      1,276
                                            ---------------------------------------------------------
                                              45,336          115,969         (61,753)         99,552
                                            ---------------------------------------------------------

        Income (loss) before income
        taxes .........................        7,868          (25,427)         31,986          14,427

Provision for income taxes ............        3,147               --           2,492  (g)      5,639
                                            ---------------------------------------------------------
        Net income (loss) .............     $  4,721         $(25,427)       $ 29,494        $  8,788
                                            =========================================================

Net income per share, basic and diluted     $   0.72         $     --        $     --        $   1.34 (i)
                                            =========================================================

Weighted average number of common
  shares outstanding ..................        6,579               --              --           6,579
                                            =========================================================

See Notes to Unaudited Pro Forma Financial Statements.

                                AMREP CORPORATION

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)



(a) The purchase price will be allocated to acquired assets and liabilities based on their relative fair values as of the closing date, determined using valuations and other studies which are not yet complete. The purchase price and preliminary allocation of such cost is as follows, assuming the acquisition occurred on January 31, 2003:

     Base purchase price per contract ........................    $  9,700
     Working capital adjustment ..............................      (4,222)
     Related acquisition costs ...............................         438
                                                                  --------
             Total purchase price ............................       5,916

     Working capital necessary to fund the replenishing
       of accounts receivable and accounts payable which
       were not part of the purchase agreement ...............      16,099
                                                                  --------

             Total financing requirement .....................      22,015

     Book value per historical financial statements ..........      15,146
                                                                  --------

     Excess of purchase price over net book value
       of assets acquired ....................................    $  6,869
                                                                  ========

     Allocated to:
       Cash retained by seller ...............................    $   (127)
       Other assets ..........................................       2,376
       Equipment (1) .........................................       4,620
                                                                  --------
                                                                  $  6,869
                                                                  ========

      (1) The recorded value of acquired equipment will be ...    $  7,486
                                                                  ========

(b) Reflect the financing plan after the accounts receivable and accounts payable return to their historical levels.

(c)  Eliminate the historical net asset balance.

                                                                     Nine-Month
                                                                       Period
                                                         Year Ended    Ended
                                                          April 30,  January 31,
                                                            2002        2003
                                                         -----------------------
(d)  Adjust depreciation as follows:
     Record depreciation upon fair values assigned to
       acquired assets ..............................     $  1,497     $  1,123
     Less previous depreciation .....................        2,803        1,835
                                                          ---------------------
                                                          $ (1,306)    $   (712)
                                                          ======================

     Remove previous intangible amortization ........     $ (7,300)    $ (3,600)
                                                          ======================

(e)  Remove intangible impairment charge ............     $     --     $(28,500)
                                                          ======================

(f)  Adjust interest expense related to the $22,015
       of additional borrowings at an average rate
       of 5% ........................................     $  1,101     $    826
                                                          ======================

(g)  Adjust income taxes as follows:
       Pro forma adjustment to taxable income .......     $ 14,913     $  6,559
       Effective tax rate ...........................          38%          38%
                                                          ----------------------
                                                          $  5,667     $  2,492
                                                          ======================

(h)  In  accordance  with EITF Issue No.  99-19,  Reporting  Revenue  Gross as a
     Principal Versus Net as an Agent, AMREP Corporation has the accounting policy of netting reimbursed postage against the related postage expense. The pro forma adjustment is being made to reduce revenue and the related operating expense for the reimbursed postage.

(i) Due to the substantial reduction in revenues from historical levels expected for the year ended April 30, 2004 for the acquired Business, earnings per share, receivables and corresponding debt will be proportionately reduced.